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                                                                    Exhibit 1(n)

                             THE ASSET PROGRAM, INC.

     Articles Supplementary Classifying Shares of Authorized Capital Stock,
           Increasing the Authorized Capital Stock of the Corporation, and Creating an Additional Class of Common Stock

      THE ASSET PROGRAM, INC. (hereinafter called the "Corporation"), a Maryland corporation, having its principal office in the State of Maryland in the City of Baltimore, hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

1. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, with the authority to issue Two Hundred Million (200,000,000) shares of capital stock as follows:

      Series and Classes                             Number of Authorized Shares
      ------------------                             ---------------------------
      Merrill Lynch Mid Cap Value Fund
           Class A Common Stock                              20,000,000
           Class B Common Stock                              40,000,000
           Class C Common Stock                              10,000,000
           Class D Common Stock                              10,000,000

      Mercury U.S. Government Securities Fund
           Class I Common Stock                               6,250,000
           Class A Common Stock                               6,250,000
           Class B Common Stock                              15,000,000
           Class C Common Stock                               6,250,000

      Mercury Growth Opportunity Fund
           Mercury Class I Common Stock                       6,250,000
           Mercury Class A Common Stock                       6,250,000
           Mercury Class B Common Stock                      15,000,000
           Mercury Class C Common Stock                      15,000,000
           Merrill Lynch Class A Common Stock                 6,250,000
           Merrill Lynch Class B Common Stock                15,000,000
           Merrill Lynch Class C Common Stock                15,000,000
           Merrill Lynch Class D Common Stock                 6,250,000

                                                   Total:   198,750,000


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      The remaining One Million Two Hundred Fifty Thousand (1,250,000) shares of authorized capital stock are not designated as to any series or class. All shares of all series and classes of the Corporation's capital stock have a par value of Ten Cents ($0.10) per share, and an aggregate par value of Twenty Million Dollars ($20,000,000).

2.    The Board of Directors of the Corporation, acting in accordance with
      Section 2-105(c) of the Maryland General Corporation Law, hereby increases the authorized but undesignated capital stock of the Corporation by Twenty Two Million Five Hundred Thousand (22,500,000) shares.

3.    The Board of Directors of the Corporation, acting in accordance with
      Article IV, Paragraph 2 of the Articles of Incorporation of the Corporation, hereby classifies and reclassifies the stock of the Corporation as follows:

      (a) Six Million Two Hundred Fifty Thousand (6,250,000) shares of unissued Class I Common Stock, Six Million Two Hundred Fifty Thousand (6,250,000) shares of unissued Class A Common Stock, Eleven Million Two Hundred Fifty Thousand (11,250,000) shares of unissued Class B Common Stock, and Six Million Two Hundred Fifty Thousand (6,250,000) shares of unissued Class C Common Stock of the Corporation's Mercury U.S. Government Securities Fund are hereby reclassified as Class C Common Stock of the Corporation's Merrill Lynch Mid Cap Value Fund;

      (b) Six Million Two Hundred Fifty Thousand (6,250,000) shares of unissued Merrill Lynch Class A Common Stock, Fifteen Million (15,000,000) shares of unissued Merrill Lynch Class B Common Stock, Two Million Five Hundred Thousand (2,500,000) shares of unissued Merrill Lynch Class C Common Stock, and Six Million Two Hundred Fifty Thousand (6,250,000) shares of unissued Merrill Lynch Class D Common Stock of the Corporation's Mercury Growth Opportunity Fund are hereby reclassified as Class D Common Stock of the Corporation's Merrill Lynch Mid Cap Value Fund;

      (c) Three Million Seven Hundred Fifty Thousand (3,750,000) shares of unissued Class B Common Stock of the Corporation's Mercury U.S. Government Securities Fund, Twelve Million Five Hundred Thousand (12,500,000) of unissued Merrill Lynch Class C Common Stock of the Corporation's Mercury Growth Opportunity Fund are hereby reclassified as Class R Common Stock of the Corporation's Merrill Lynch Mid Cap Value Fund (the "Class R Common Stock"); and

      (d) Twenty Three Million Seven Hundred Fifty Thousand (23,750,000) shares of the Corporation's authorized but undesignated capital stock are hereby classified as Class R Common Stock.

4. The preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of Class R Common Stock are as follows:


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      The Class R Common Stock shall represent the same interest in the
      Corporation and have identical preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Class C Common Stock of Merrill Lynch Mid Cap Value Fund as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation's charter and further except that:

      (i) Expenses related to the distribution of the Class R Common Stock shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class; and

      (ii) Such distribution expenses borne solely by Class R Common Stock shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class.

5. After this increase and the reclassification of authorized shares, the Corporation will have the authority to issue Two Hundred Twenty Two Million Five Hundred Thousand (222,500,000) shares of capital stock as follows:

      Series and Classes                             Number of Authorized Shares
      ------------------                             ---------------------------
      Merrill Lynch Mid Cap Value Fund
           Class A Common Stock                              20,000,000
           Class B Common Stock                              40,000,000
           Class C Common Stock                              40,000,000
           Class D Common Stock                              40,000,000
           Class R Common Stock                              40,000,000

      Mercury Growth Opportunity Fund
           Class I Common Stock                               6,250,000
           Class A Common Stock                               6,250,000
           Class B Common Stock                              15,000,000
           Class C Common Stock                              15,000,000

                                               Total:       222,500,000

      After this increase and the reclassification of authorized shares, all shares of all series and classes of the Corporation's capital stock will have a par value of Ten Cents ($0.10) per share, and an aggregate par value of Twenty Million Dollars ($22,250,000).


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      IN WITNESS WHEREOF, THE ASSET PROGRAM, INC. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on the 9th day of December, 2002.

                                                THE ASSET PROGRAM, INC.

                                                By: /s/ Terry K. Glenn
                                                    ----------------------------
                                                    Terry K. Glenn
                                                    President
Attest:

/s/ Susan B. Baker
----------------------------
Susan B. Baker
Secretary

      The undersigned, President of THE ASSET PROGRAM, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that as to all of the matters and facts required to be verified under oath, that to the best of his knowledge, information and belief, the matters set forth therein are true in all material respects, under the penalties of perjury.

Dated: December 9, 2002                             /s/ Terry K. Glenn
                                                    ----------------------------
                                                    Terry K. Glenn
                                                    President


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